EXHIBIT 99.1
------------
                            RECORD SALES AND EARNINGS
                                   REPORTED BY
                                 UNITED-GUARDIAN


     Hauppauge, NY, March 12, 2004 --- United-Guardian, Inc., (AMEX:UG) reported today that revenue and earnings both reached record levels for the fiscal year ended December 31, 2003. After-tax earnings increased 74% from $1,421,505 ($.29 per share) in 2002 to $2,471,154 ($.50 per share) in 2003, and revenue for 2003 increased 23% from $9,091,416 in 2002 to $11,157,423 in 2003. As a result of the dramatic increase in earnings, the company increased its annual dividend from $.10 a share to $.15 a share this past December.

     Ken Globus, President of United, stated "We are very excited to have reached these record sales and earnings levels at a time when many companies are still struggling, and are even more pleased to be able to share our increased profitability with our stockholders by increasing our cash dividend by 50% this year. Our income before taxes almost doubled this year from $2,083,846 to $3,810,911. Much of our sales growth has come from increased sales of our personal care product lines, and much of that increase was a result of our further expansion into foreign markets. We are continuing to strengthen and nurture our marketing partnerships, and expect to continue to expand our market share by steadily introducing new and exciting products into the marketplace both here and abroad".

     United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

(Table to follow)                                 Contact:    Robert S. Rubinger
                                                              Public Relations
                                                              (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                           RESULTS FOR THE YEARS ENDED
                    DECEMBER 31, 2003 AND DECEMBER 31, 2002


INCOME STATEMENT
----------------
                                         Year ended December 31,
                                        -------------------------
                                            2003          2002
                                        -----------   -----------

Revenue .............................   $11,157,423   $  9,091,416

Costs and expenses ..................     7,515,856      7,199,667
                                        -----------   ------------
         Income from operations .....     3,641,567      1,891,749

Other income - Net...................       169,344        192,097
                                        -----------   ------------
         Income before income taxes .     3,810,911      2,083,846

Provision for income taxes ..........     1,339,757        662,341
                                        -----------   ------------
         Net Income .................   $ 2,471,154   $  1,421,505
                                        ===========   ============
Earnings per common share (basic
    and diluted).....................           .50            .29
                                        ===========   ============


BALANCE SHEET
-------------

Current Assets ......................   $12,997,928    $10,600,754

Property, Plant & Equipment

  (less accumulated depreciation) ...     1,026,251      1,105,570

Other Assets ........................           765          1,156
                                         ----------     ----------
   TOTAL ASSETS                       $  14,024,944   $ 11,707,480
                                         ==========     ==========

Current Liabilities .................     1,398,426      1,022,389
Deferred Income Taxes ...............        10,000         10,000
                                          ---------      ---------
    TOTAL LIABILITIES ...............  $  1,408,426   $  1,032,389
    TOTAL STOCKHOLDERS' EQUITY ......  $ 12,616,518   $ 10,675,091
       TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY .......   $14,024,944   $ 11,707,480
                                       ============    ===========